Exhibit 10.1

ON24, INC.

PERFORMANCE UNITS AGREEMENT

(For U.S. Participants)

ON24, Inc. has granted to the Participant named in the Notice of Grant of Performance Units (the “Grant Notice”) to which this Performance Units Agreement (the “Agreement”) is attached an Award consisting of Performance Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the ON24, Inc. 2021 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice, Exhibit A to this Agreement or the Plan.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4. THE AWARD.

4.1 Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the right to earn up to the Maximum Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

5. VESTING OF UNITS.

5.1 Units acquired pursuant to this Agreement shall vest and become “Vested Units” as provided in the Grant Notice and Exhibit A to this Agreement. For purposes of determining the number of Units that are vested following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

6. COMPANY REACQUISITION RIGHT.

6.1 Grant of Company Reacquisition Right. Except as otherwise provided in this Agreement or Exhibit A to this Agreement, if the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not Vested Units as of the time of such termination of Service (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

6.2 Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

7. SETTLEMENT OF THE AWARD.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit as provided by the Grant Notice and Exhibit A to this Agreement (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 8.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year in which the Performance Period End Date for the applicable Performance Period occurs. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Trading Compliance Policy.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. TAX WITHHOLDING.

8.1 In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

8.2 Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

8.3 Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Award under generally accepted accounting principles in the United States.

9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10. RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

11. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12. COMPLIANCE WITH SECTION 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

12.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed

Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2 Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13. MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as specifically provided in this Agreement or the Plan, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

(b) Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

13.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit A

ON24, Inc.

2021 Equity Incentive Plan

Performance-Based Stock Unit Award Vesting Criteria

The number of Performance Units that may vest will be determined in accordance with the following criteria (the “Vesting Criteria”). Certain capitalized terms used herein have the meanings set forth in Section 4 of this Exhibit A to the Performance Units Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Exhibit A to the Agreement but defined in the Plan, the Agreement or the Notice of Grant of Performance Units (the “Grant Notice”) will have the same definitions as in the Plan, the Agreement or the Grant Notice.

1. EARNED UNITS.

1.1 Determination of Performance Multiplier. The Performance Multiplier (rounded to four decimal places) for each Performance Period will be determined on the basis of the Company TSR Percentage vs. Index achieved for such Performance Period (and without regard to the absolute Company TSR) as follows:

Company TSR Percentage vs. Index	Performance Multiplier

A [__] multiplier will be applied to the Company TSR Percentage vs. Index, and the product will be added or subtracted (as applicable) to/from 100% to determine the Performance Multiplier. The Performance Multiplier will then be multiplied by the Target Number of Units for that Performance Period to determine the number of Earned Units for the period, subject to a maximum payout equal to [___]% of the Target Number of Units.

Notwithstanding the foregoing, the Performance Multiplier for each of the First Performance Period and the Second Performance Period will not exceed [___]%.

Further, notwithstanding the foregoing, in the event of the closing of a Change in Control before the end of the Third Performance Period, the Performance Multiplier will be determined in accordance with Section 1.2(d) of this Exhibit A.

1.2 Determination of Earned Units. The number of Earned Units for each Performance Period will be determined as follows:

(a) First Performance Period. The number of Earned Units for the First Performance Period, if any, will be equal to the product of (i) one-third of the Target Number of Units (rounded to the nearest whole number) and (ii) the Performance Multiplier for the First Performance Period, provided that the maximum number of Earned Units for the First Performance Period may not exceed [___]% of one-third of the Target Number of Units.

(b) Second Performance Period. The number of Earned Units for the Second Performance Period, if any, will be equal to the product of (i) one-third of the Target Number of Units (rounded to the nearest whole number) and (ii) the Performance Multiplier for the Second Performance Period, provided that the maximum number of Earned Units for the Second Performance Period may not exceed [___]% of one-third of the Target Number of Units.

(c) Third Performance Period. The number of Earned Units for the Third Performance Period, if any, will be equal to (i) the product of (A) the Target Number of Units and (B) the Performance Multiplier for the Third Performance Period, reduced by (ii) the sum, if any, of (A) the number of Earned Units for the First Performance Period and (B) the number of Earned Units for the Second Performance Period.

(d) Change in Control Performance Period. In the event of the closing of a Change in Control before the end of the Third Performance Period, the number of Earned Units determined for the Change in Control Performance Period will be equal to (i) the product of (A) the Target Number of Units and (B) the Change in Control Performance Multiplier, reduced by (ii) the sum, if any, of (A) the number of Earned Units for the First Performance Period and (B) the number of Earned Units for the Second Performance Period. “Change in Control Multiplier” means the Performance Multiplier determined in accordance with Section 1.1 of this Exhibit A, except that, in determining the Company TSR for the Change in Control Performance Period, the Company TSR for the Change in Control Performance Period will be determined by substituting the Change in Control Price for the Average Closing Share Price.

2. COMMITTEE CERTIFICATION OF EARNED UNITS.

As soon as practicable following completion of each Performance Period, but no later than sixty (60) days following such completion, except as provided in Section 3.3 of this Exhibit A, the Committee shall determine and certify in writing the Company TSR Percentage vs. Index attained for such Performance Period, the resulting Performance Multiplier, and the number of Units which have become Earned Units for such Performance Period (the date of such certification being the “Certification Date”).

3. VESTING OF EARNED UNITS.

3.1 Normal Vesting. Earned Units with respect to a Performance Period (as determined in Section 1.2 of this Exhibit A) shall vest and become Vested Units on the applicable Certification Date for the Performance Period subject to Participant’s continued Service through the Performance Period End Date for the Performance Period, except as otherwise set forth in this Section 3.

3.2 Forfeiture upon Termination of Service. If the Participant’s Service terminates for any reason prior to the Performance Period End Date for a Performance Period, all Units subject to the Award which have not become Vested Units as of the time of such termination of Service (other than any Units that became Earned Units in a Performance Period ending before the date of the Participant’s termination of Service that have not yet been certified as Vested Units for such prior Performance Period as described in Section 3.1) shall be forfeited to the Company and all rights of Participant to such Units shall immediately terminate. Notwithstanding the terms of any severance agreement, employment agreement, or other plan, agreement or letter between the Participant and the Company or any of its Affiliates which provides for additional vesting or accelerated vesting of equity incentive or similar awards, whether upon a termination of Service, in connection with a Change in Control or similar transaction or otherwise, this Award and the Units shall not be subject to any acceleration of or additional vesting pursuant to the terms of any such severance agreement, employment agreement or other plan, agreement or letter or any subsequent severance or employment plan, agreement, letter or arrangement adopted by or implemented by the Company or any of its Affiliates or any of their successors. Such Earned Units will be settled in accordance with Section 7 of the Agreement.

3.3 Change in Control. In the event of a Change in Control prior to the termination of the Participant’s Service, the vesting of Earned Units shall be determined as follows:

(a) The number of Earned Units for each Performance Period that has ended prior to the last day of the Change in Control Performance Period (all such periods, the “Completed Performance Periods”) shall be certified by the Committee no later than the Closing Date and shall be settled on the earlier of (i) in accordance with Section 7 of the Agreement and (ii) the Closing Date.

(b) The number of Earned Units for the Change in Control Performance Period as determined pursuant to Section 1.2(d) of this Exhibit A will be multiplied by a fraction, the numerator of which equals the number of days contained in the Change in Control Performance Period and the denominator of which equals the number of days contained in the Third Performance Period (the “Accelerated Units”). The Accelerated Units shall be settled within thirty (30) days following the Closing Date.

(c) That portion of the Earned Units determined in accordance with Section 3.3(b) of this Exhibit A in excess of the number of Accelerated Units shall be converted to time based vesting (such excess portion, a “Time-Vesting Unit Award”) and shall vest and become Vested Units in equal installments on the remaining original Performance Period End Dates (or in full, if only one such Performance Period End Date remains), provided that the Participant’s Service has not terminated prior to the applicable vesting dates; provided, further, that upon the termination of Participant’s Service without Cause [or for Good Reason (as defined in [___________]], prior to vesting, such remaining Earned Units shall become Vested Units upon such termination of Service, provided that the Participant or the Participant’s estate has executed a Release (as defined in the Employment Agreement) that becomes effective in accordance with its terms on or before the 30th day following such termination of Service. The Units subject to the Time-Vesting Unit Award which become Vested Units pursuant to this section shall be settled in accordance with Section 7 of the Agreement.

(d) Notwithstanding anything to the contrary in this Award Agreement or in the Plan, in the event of a Change in Control in which the Units are not assumed or replaced by the successor entity, all of the Earned Units (as determined in accordance with Section 1.2(d) of this Exhibit A and this Section 3.3) shall become Vested Units immediately prior to the last day of the Change in Control Performance Period and shall be settled within thirty (30) days following the Closing Date, provided the Participant remains in Service as of the Closing Date.

(e) Notwithstanding anything to the contrary in this Award Agreement, in the event of a Change in Control, if the Participant’s severance agreement, employment agreement or other similar agreement with the Company provides for additional vesting or accelerated vesting of equity incentive or similar awards in the event of a termination of Service in connection with a Change in Control, such provisions in the severance agreement, employment agreement or other similar agreement shall not apply to this Award.

4. DEFINED TERMS.

4.1 “Average Closing Share Price” means the average of the daily closing prices per share of Stock as reported on the New York Stock Exchange for the applicable sixty (60) trading days. The Average Closing Share Price will be adjusted in each case to reflect an assumed reinvestment, as of the of applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders, as applicable, during the sixty (60) trading days ending immediately prior to the Date of Grant or the applicable Performance Period End Date.

4.2 “Average Closing Index Value” means the average of the daily closing value of the Benchmark Index for the applicable sixty (60) trading days.

4.3 “Benchmark Index TSR” means the percentage increase or decrease (rounded to four decimal places) in (i) the Average Closing Index Value for the sixty (60) trading days ending with the last trading day of the applicable Performance Period over (b) the Average Closing Index Value for the sixty (60) trading days ending immediately prior to the Date of Grant.

4.4 “Change in Control” shall have the same meaning as set forth in the Plan, with the closing date thereof referred to herein as the “Closing Date”.

4.5 “Change in Control Performance Period” means, in the event of the closing of a Change in Control before the end of the Third Performance Period, a special Performance Period beginning on the Date of Grant and ending on the last trading day immediately preceding the Closing Date.

4.6 “Change in Control Price” means the price per share of Stock to be paid to the holder in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per Share as reported on the New York Stock Exchange for the last trading day of the Change in Control Performance Period), adjusted to reflect an assumed reinvestment, as of the applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders during the Change in Control Performance Period.

4.7 “Company TSR” means the total stockholder return of the Company over the applicable Performance Period, expressed as a percentage increase or decrease (rounded to four decimal places) and computed in accordance with the following formula: A/B, where:

“A” is the Average Closing Share Price ending with the last trading day of the applicable Performance Period; and

“B” is the Average Closing Share Price ending immediately prior to the Date of Grant.

4.8 “Company TSR Percentage vs. Index” means, for the applicable Performance Period, the positive or negative percentage point difference between the Company TSR and the Benchmark Index TSR. For example, if the Company TSR is 10% and the Benchmark Index TSR is 5%, the Company TSR Percentage vs. Index is +5%; if the Company TSR is 5% and the Benchmark Index TSR is 10%, the Company TSR Percentage vs. Index is -5%.

4.9 “Earned Unit” means a Unit that is eligible to become a Vested Unit based on the achievement of Company TSR Points vs. Index for the applicable Performance Period (as determined pursuant to Sections 1 and 3 of this Exhibit A), and the Participant’s continued Service through the applicable Performance Period End Date.

4.10 “Performance Multiplier” means, for each Performance Period, a percentage (rounded to four decimal places) determined in accordance with Section 1.1 of this Exhibit A or, in the event of the closing of a Change in Control before the end of the Third Performance Period, in accordance with Section 1.2(d) of this Exhibit A.

4.11 “Performance Period” means, as applicable, the First Performance Period, Second Performance Period or Third Performance Period, or, in the event of the closing of a Change in Control before the end of the Third Performance Period, a Change in Control Performance Period (the final day of each such period, as applicable, the “Performance Period End Date”).